SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 12, 2011

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by The Bank of New York Mellon Corporation (the “Corporation”) on April 15, 2011 (the “Original 8-K”). The Original 8-K was filed to report, among other things, the results of the matters submitted to a vote at the Annual Meeting of Stockholders of the Corporation held on April 12, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Corporation’s decision regarding the frequency of the stockholder advisory (non-binding) vote on executive compensation. No other changes are being made to the Original 8-K.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As previously reported in the Original 8-K, with respect to the advisory vote regarding the frequency of a stockholder advisory vote on executive compensation, one year received the majority of the votes cast.

1 year	2 years	3 years	Abstained	Broker Non-Vote

819,159,291	8,121,109	126,052,285	10,231,926	85,554,487

In light of the voting results and other factors, the Board of Directors of the Corporation has determined, as was recommended with respect to this proposal by the Board of Directors in the proxy statement for the Annual Meeting, to provide stockholders with an annual advisory vote on executive compensation at each Annual Meeting of Stockholders, until the Board of Directors decides to hold the next stockholder advisory vote on the frequency of the advisory stockholder vote on executive compensation, which shall be no later than the Corporation’s Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: June 16, 2011	By:	/s/ Arlie R. Nogay
	Name: Title:	Arlie R. Nogay Corporate Secretary